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                                                                   Exhibit 10 ar

                ASSET SALE AND PURCHASE AGREEMENT-MELROSE PARK

          This Asset Sale and Purchase Agreement is entered into on March 26, 1999 by and between The Zenith Electronics Equipment Owner Trust 1997-I, a non-business trust organized under the laws of the State of Connecticut ("Seller"), and Zenith Electronics Corporation, a Delaware corporation ("Buyer").

          WHEREAS, Seller is the sole legal owner of the equipment identified on
Schedule I hereto (the "Equipment"), which is located in Melrose Park, Illinois;

          WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Equipment;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.    Purchase and Sale of Equipment.

     1.1. Transfer of Equipment. In consideration for the payment by Buyer of the purchase price specified in Section 1.2, Seller hereby transfers to Buyer, and Buyer hereby accepts, all right, title and interest of Seller in and to the Equipment.

     1.2. Purchase Price. In consideration of Seller's sale and transfer of the Equipment pursuant to Section 1.1 and the commitment of LG Electronics Inc. ("LGE") to take assignment of Buyer's rights under that certain Manufacturing Agreement dated November 2, 1998, between Buyer and Philips Electronics North America Corporation ("Philips"), if LGE or an affiliate acquires the assets of Buyer's Reynosa facility, Buyer hereby agrees to pay this day to Seller US$11,505,000, payable by Buyer in Credits (as such term is defined in that certain letter agreement, dated as of November 2, 1998, between Buyer and Philips, relating to the purchase by Philips from Buyer of certain equipment at Buyer's Melrose Park facility).

     2.    Representation of Parties.

     2.1. Representations of Seller. Seller hereby represents and warrants to Buyer that it has good and exclusive title to the Equipment free and clear of any lien or other encumbrance.
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     2.2   Representations of Buyer. Buyer accepts the Equipment "As Is," "Where
Is" and "With All Faults." Buyer represents and warrants that it has inspected and accepted the quality of the Equipment.

     3. Further Assurances. At any time and from time to time after the date hereof, at the request of Buyer, seller will execute and deliver or cause to be executed and delivered, such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably determine is necessary to transfer, convey and assign to Buyer the Equipment, all such instruments and actions to be in form and substance reasonably acceptable to Seller.

     4. Redemption of Credits. Buyer and Seller hereby agree that from time to time upon the request of Buyer, Buyer shall acquire from Seller and Seller shall sell to Buyer all or any portion of the Credits owned by Seller in each case in exchange for United States dollars in an amount equal to the face amount of Credits so acquired by Buyer. Buyer, Seller and LGE agree that LGE's claim against Buyer arising out of LGE's payments under the Guaranty, dated as of March 26, 1997, shall not be reduced except to the extent LGE receives United States dollars for such Credits.

     5. Miscellaneous. This Agreement shall not confer and rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule to the extent the application thereof would require or permit the application of the laws of another jurisdiction.

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     IN WITNESS WHEREOF, the parties hereto have entered into this agreement on this date first above written.


                            THE ZENITH ELECTRONICS EQUIPMENT CENTER
                                   TRUST 1997-I

                            By: State Street Bank and Trust Company,
                                as trustee and not in its individual capacity


                            By: /s/ Steve Cimalore
                                ---------------------
                            Name:   STEVE CIMALORE
                            Title:  Vice President


                            ZENITH ELECTRONICS CORPORATION


                            By:
                                ---------------------
                            Name:
                            Title:



Acknowledged and agreed
with regard to Section 4:

LG Electronics Inc.

Very truly yours,

LG Electronics, Inc.

By: /s/ Cha Hong (John) Koo
        -------------------
Name: Cha Hong (John) Koo
Title: Vice-Chairman of the
       Board of Zenith Electronics
       Corporation

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